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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64484) of AT&T Wireless Services, Inc. of our report dated June 7, 2002 relating to the financial statements and supplemental schedule of AT&T Wireless Services 401(k) Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Seattle, WA
June 24, 2002